                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 14, 2000 relating to the consolidated financial statements and financial statement schedules, which appear in Post Properties, Inc.'s and Post Apartment Homes, L.P.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP
Atlanta, Georgia
August 28, 2000